Exhibit 10.33

SECOND AMENDMENT
TO THE
ABERCROMBIE & FITCH CO.
SAVINGS AND SUPPLEMENTAL RETIREMENT PLAN (II)

This Second Amendment (this “Amendment”) to the Abercrombie & Fitch Co. Nonqualified Savings and Supplemental Retirement Plan (II) (the “Plan”) is effective as of the date specified herein.

WHEREAS, Abercrombie & Fitch Co. (the “Corporation”) sponsors the Plan;

WHEREAS, pursuant to Article IX of the Plan, the Corporation desires to amend the Plan to eliminate the base matching credits from the Plan;

NOW, THEREFORE:

1. Section 5.2(a) of the Plan is hereby deleted and replaced with the following effective as of January 1, 2020:
(a)    Base Matching Credits. Effective for Plan Years commencing on or after January 1, 2020, Base Matching Credits shall no longer be made under the Plan. Notwithstanding the foregoing, Base Matching Credits shall be made under the prior terms of the Plan in connection with deferrals of semiannual and annual bonuses that would otherwise be payable during 2020 in connection with performance periods ending with the last day of the Company’s 2019-2020 fiscal year.

2. The remainder of the provisions of the Plan shall remain in effect and unchanged.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized representative on December 16, 2019, to be effective as specified above.

ABERCROMBIE & FITCH CO.
/s/ Stephen Keyes
By: Stephen Keyes
Its: Chair, Benefits Plans Committee